EXHIBIT 1A-11A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors of

POS Systems, Inc.

We consent to the incorporation in the registration statement on Form 1-A of our report dated September 27, 2024 with respect to our audit of the consolidated financial statements of POS Systems, Inc. as of and for the years ended December 31, 2023 and 2022. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH

Tampa, Florida

March 10, 2025